Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Cadre Institutional
Investors Trust:

In planning and performing our audits of the financial statements of Cadre Liquid Asset Fund-Money Market Series, Cadre Affinity Fund-Money
Market Series Cadre Reserve Fund-Money Market Series, Cadre Liquid
 Asset Fund-U.S. Government Series, Cadre Affinity Fund-U.S.
Government Series, and Cadre Reserve Fund-U.S. Government Series, each a series of the Cadre Institutional Investors Trust ("the Trust") for the year ended September 30, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with Public Accounting Oversight Board standards generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards of the Public Accounting Oversight Board (United States).
A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual financial statements will not be prevented or detected. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of
September 30, 2004.

This report is intended solely for the information and use of management and the Board of Trustees of Cadre Institutional Investors Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



November 15, 2004